Exhibit 10.2

"Pages where confidential treatment has been requested are marked 'Confidential Treatment Requested.'  The redacted material has been separately filed with the Commission, and the appropriate section has been marked at the appropriate place and in the margin with a star (*)."

'Confidential Treatment Requested'

GARMENT MANUFACTURER & SELLER LICENSE AGREEMENT

BETWEEN

E. I. DUPONT DE NEMOURS AND COMPANY
1007 MARKET STREET
WILMINGTON, DELAWARE 19898
A DELAWARE CORPORATION
("DUPONT")
AND
LAKELAND INDUSTRIES INCORPORATED
701-7 KOEHLER AVENUE
RONKONKOMA, NEW YORK 11779
A DELAWARE CORPORATION
("LICENSEE")

WHEREAS, DUPONT has gained expertise in the manufacture of fabrics and protective garments for numerous industrial applications and wishes to respond to end user needs for consistent high quality protective apparel;

WHEREAS, DUPONT has developed and adopted certain trademarks as shown in Attachment A (hereinafter " Trademarks") which are reserved exclusively to designate high quality protective garments meeting certain quality specifications;

WHEREAS, DUPONT has developed terms and conditions for licensing the use of Trademarks in conjunction with selling garments and for establishing manufacturing and distribution channels to promote these garments; and

WHEREAS, LICENSEE desires to become a manufacturer and seller for these garments, use Trademarks on such garments having the quality and product specifications set forth in this License, sell such garments in certain markets, and is willing to comply with the terms set forth below,

NOW, THEREFORE, in consideration of the grant and mutual promises contained in this Agreement, DUPONT and LICENSEE agree as follows:

I.              Purpose

1.
The Parties hereto recognize that DuPont manufactures and sells material in the form of nonwoven fabrics listed in Attachment B (“Fabric”).  Those nonwoven Fabrics have beneficial properties when properly applied in the manufacture of protective clothing used by industrial workers.

2.
The Parties hereto recognize that Licensee is an experienced manufacturer of industrial protective clothing, including Garments, made of Fabric.  DuPont does not manufacture the finished product for Licensee.

3.
The consumers of protective clothing have an interest in knowing the principal material used in making the protective clothing.  DuPont has an interest in protecting the good will associated with its Fabric and its Trademarks.  Further, DuPont and Licensee have a mutual interest in the fair, accurate and non-infringing use of the DuPont Trademarks associated with the Fabric.  Licensee wishes to convey the quality and kind of Fabric used to manufacture the Garments it sells by referencing the Trademarks.

4.	Fabric is being adapted by the Licensee for use in the manufacture of Garments because Licensee believes Fabric is a suitable material for such use.

5.
DuPont has received reasonable assurances from Licensee that Licensee will use the Fabric and the Garments responsibly and safely.  Further, Licensee represents and warrants it will make only accurate statements or representations concerning the characteristics and qualities of the Fabric and the Garments.

6.	This Agreement sets forth the basis under which Licensee will (i) manufacture Garments made of Fabrics and (ii) be permitted to use DuPont’s Trademarks.

II.            Grant

1.
DuPont grants Licensee a nonexclusive, nontransferable, non-assignable, license to use, display, promote and advertise Trademarks in the United States, Canada and Mexico ("Territory") in connection with making, selling and marketing high quality protective apparel for all industrial markets, excluding the hospital and cleanroom markets ("Markets"), manufactured from certain types of nonwoven Fabric as described in Attachment B provided such garments comply with all the technical and quality specifications of Attachment B ("Garments").  DuPont and Licensee may mutually agree in writing to add new markets to Markets as described above.   The Parites’ respective rights and obligations in any new market  are subject to all the terms and conditions of this License.

DuPont may license others to make and sell Garments for Markets in the Territory and to use Trademarks in Territory.  In addition, DuPont may also make and offer Garments for sale in the Territory.

Attachment B specifications may be revised or supplemented at any time at DuPont's discretion upon written notice to Licensee and such revisions or supplements shall become a part of this License; provided however that Garments made under prior Attachment B specifications before such change notice shall be deemed to comply with this Agreement.  Garments which bear Trademarks must meet all of the Specifications set forth in Attachment B.

DuPont may elect to add new Garments and/or Fabrics to the scope of this license.

III.           Licensee Commitments

1.
Licensee accepts the grant of this License and agrees to use its best efforts in manufacturing, selling, and promoting Garments bearing Trademarks in Markets within the Territory.  Licensee also agrees not to sell and/or promote Garments bearing Trademarks outside the Markets or the Territory defined herein.

2.
Licensee will maintain a staff or will retain agents and consultants who are properly trained, experienced, sophisticated and knowledgeable in the properties, processing techniques and hazards of Fabric, its performance and suitability for use in the manufacture of Garments.

3.	Licensee agrees to bear responsibility for, and will perform or have performed, all tests necessary for Garments to provide reasonable assurance of the quality and safety of Garments made of Fabrics.

4.	Licensee will provide its customers with the appropriate warnings necessary for the safe use of Garments made of the Fabrics.

5.
Licensee will comply with all applicable laws and regulations concerning the development, design, manufacture, marketing, sales and warranty of Garments.  The responsibility to manufacture, promote and warrant Garments lies solely with Licensee.

6.	Licensee agrees not to use Fabrics provided by DuPont hereunder except to make and sell Garments in the Markets within the Territory.

7.
Licensee understands that failure to use its best efforts to market and promote Garments shall be cause for immediate termination of this License under Section VII.  Licensee acknowledges that making or publishing inaccurate statements or advertisements, or otherwise taking actions that reflect adversely on Garments (or DuPont Tyvek® ) and/or Fabric shall constitute a material breach of this License, giving DuPont the right to immediately terminate this License.

8.	Licensee agrees that Garments bearing the Trademarks will meet all Attachment B specifications.

9.	Licensee agrees to comply with the requirements of DuPont’s Advertising Cooperative Program for the Garments as set forth in Attachment D.

10.	Licensee agrees to actively promote the Trademarks and the Garments.

11.	Licensee agrees to use its best efforts to maintian ISO registration under Standard 9002.

12.
Licensee agrees to maintain an adequate inventory of a full line (as defined in Attachment B) of all of the Garments and agrees to deliver under normal circumstances all orders promptly upon order receipt.

13.
Licensee may employ third party contractors provided that Licensee shall assume full responsibility for assuring compliance of any third party contractor employed in making Garments made of Fabric with all the requirements of this License, including the provisions pertaining to the use and resale or transfer of the Fabric and the use of the name of DuPont and the DuPont Trademarks.

14.	To protect the quality of Garments made of Fabric and the Trademarks, Licensee shall submit to DuPont, without charge, samples of Garments as requested by DuPont.

15.
Licensee acknowledges that it has received, and is familiar with, DuPont's current labeling and literature, including warnings, concerning Fabrics.  Licensee will forward such information, and such other labeling and material as is supplied to Licensee by DuPont from time to time, to its employees and to its customers who handle, process or otherwise come into contact with Fabrics or Garments.

IV.           DuPont Commitments

1.
DuPont will sell Fabrics to Licensee to meet Licensee's supply needs for Fabric under this Licensing Program, pursuant to the prices in effect for such Fabric styles at times of shipment and subject to DuPont's standard Conditions of Sale in effect at the time of shipment.  Current pricing and performance incentives pricing program for 2009 are as set forth in Attachment F.  A sample of DuPont's current Conditions of Sale is set forth in Attachment E.

2.
The Fabrics will meet DuPont product release specifications for the specific Fabric type(s) in effect at the time of shipment.  DUPONT MAKES NO OTHER WARRANTY, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER EXPRESS OR IMPLIED WARRANTY.  ALL SUCH WARRANTIES ARE HEREBY DISCLAIMED.

3.	DuPont will also:
-	offer educational training to Licensee’s sales force regarding Fabric;
-	provide support programs to Licensee for existing products and to the extent that the scope of this License may be amended to cover new products, provide support programs for new products; and,
-
subject to the terms of Attachment D, partially fund advertising and promotional materials to a maximum amount of one percent (1.0%) of Licensee's payments to DuPont for purchases from DuPont during the prior calendar year.

V.	Use of Trademarks

1.
Licensee shall indicate that Garments are made of the Fabric by applying the labels, mechanicals of which shall be provided free of charge by DuPont.  Sample labels are shown on Attachment C ("The Labels").  Inside labels may also include the name or trademark of Licensee.  The Trademarks may not be used in any garments or other products which do not meet Attachment B requirements.    Label production costs are reimbursable as indicated in Attachment D.  Licensee shall place labels on Garments in locations specified in Attachment B.  Licensee shall use the labels, both inside and outside, on all Garments.  Licensee also agrees to meet the packaging specifications for Garments set forth in Attachment B.

2.
Licensee acknowledges that Trademarks are the exclusive property of DuPont and Licensee shall not use any trademark, mark, name or symbol which may be confusingly similar to Trademarks, and shall not use Trademarks in any manner which could diminish their value to DuPont, affect the validity of their registration or affect DuPont's exclusive ownership thereof.  Licensee will use Trademarks in accordance with good trademark and business practice and Licensee shall comply with any trademark usage guidelines supplied from time to time by DuPont to Licensee.

3.
If, as a result of the use of Trademarks, Licensee or any of Licensee's customers should be charged with trademark infringement, upon notice to DuPont, DuPont will assume the defense and expense of any proceedings instituted pursuant to such a charge.  Licensee shall not institute proceedings for infringement of Trademarks in its own name.  Licensee agrees to assist DuPont at Licensee's cost when requested in such defense or other protection of Trademarks.  If Licensee sees any misuse of Trademarks, Licensee shall immediately notify DuPont and cooperate with DuPont in trying to correct such misuse.

Licensee shall discontinue immediately any use, display, advertising or promotion of Trademarks or any claim for Garments where Trademarks are used, that directly or indirectly includes a false, exaggerated, nonrepresentative or misleading claim or statement relating to or which reflects adversely on DuPont, Trademarks, Fabric, Garments, Attachments B and C specifications, or Garment performance.  DuPont, in its sole discretion, may require Licensee to revise any such objectionable use, display, advertising or promotion and Licensee shall promptly comply or be in material breach of this Agreement under Section VII.

VI.           Inspection and Testing of Garments

1.	Licensee shall establish and utilize quality control procedures to maintain continuous compliance with Attachments B and C.

2.	Licensee shall regularly inspect Garments to ascertain that they shall at all times meet Attachments B and C and meet or exceed the current ANSI sizing standard for limited-use garments

3.	Licensee understands that from time to time DuPont may also be inspecting and sampling Garments in the marketplace for compliance with Attachments B and C.

VII.         Term and Termination

1.   This Agreement shall be effective on the date Licensee executes this License (“Effective Date”) and, except as otherwise provided herein, shall continue in full force and effect until *Redacted and may be renewed on redacted increments only on the written consent of both Parties.*  If Licensee enters bankruptcy proceedings (voluntarily or involuntarily), makes an assignment for benefit of its creditors or is otherwise insolvent, Licensee shall notify DuPont immediately and DuPont reserves the right to terminate this License effective upon written notice to Licensee.  This Agreement may be terminated by either Party at any time, with cause, upon sixty (60) days advance written notice of termination.

2. DuPont may terminate this License immediately by giving Licensee written notice in the event of:

A)  breach by Licensee, unless Licensee shall cure such breach to DuPont’s satisfaction within thirty (30) days of such written notice from DuPont, or
B)  notice from any source to DuPont of any allegation relating to the materials, the Fabric, the Garment, that may raise a business risk of third party litigation relating to the Garments, materials, or Fabric.
C) if, without DuPont’s prior, written approval, a majority of the capital stock or shares or other controlling interest in Licensee should be sold or a contract made for the sale thereof, or if ownership or control of Licensee’s business shall otherwise change, or if Licensee shall acquire a majority interest in a company competing with DuPont.

'Confidential Treatment Requested'

3.
Upon termination or expiration of this Agreement, DuPont, in its sole discretion, may purchase any or all inventory, work in process of Garments and distributor returns and/or materials to make Garments at Licensee's cost of manufacture.  Saleable roll goods of DuPont Fabric will also be purchased by DuPont at Licensee’s purchase price.  Credit for such inventory is to be issued first against accounts receivable, notes, or other indebtedness to DuPont.  Any remaining balance will be remitted to Licensee.

4.	In the event of any termination or expiration of this Agreement in accordance with its terms, the Parties agree that:

A) At its cost, Licensee shall return  to DuPont within ten (10) days all the technical manuals, signs and other material or property of DuPont that may have been furnished to Licensee by DuPont or any of its subsidiaries, together with all copies or reproductions or parts thereof;
B) Licensee shall immediately discontinue use of the Trademarks, including, without limitation, all advertising and promotional materials within Licensee’s possession or control; and
C) Licensee shall immediately comply with DuPont’s instructions relating to the return or destruction of all advertising or promotional materials bearing the Trademarks.
D)  DuPont shall have no liability of any kind or nature whatsoever (including without limitation, indirect, consequential, special, incidental or punitive damages) to Licensee for DuPont’s communications with past, present, or prospective purchasers or users of Products when such communications pertain to the termination or non-renewal of Licensee (including without limitation, communications identifying any new Licensee).

VIII. Confidentiality

1.
It is anticipated that each Party will obtain information about the other Parties business and technology that the other Party considers to be confidential.  In order to promote the free exchange of information, each Party agrees to maintain the information that it receives from the other Party in confidence and not disclose it to any third party for a period of five (5) years from the date it is received, provided that such information is identified in writing, and declared confidential within twenty (20) days of the disclosure (written or oral).  This obligation of confidentiality, however, shall not apply to information which:

(a)	is public knowledge at the time of its disclosure, or becomes public knowledge after the disclosure through no fault of the receiving Party;
(b)	the receiving Party can show was in its possession after the time of the disclosure from a third party not under an obligation of confidentiality to the disclosing Party;
(c)	the receiving Party can show was developed by, or for, the receiving Party independent of the disclosure by the disclosing Party;
(d)	is necessarily disclosed to a third party pursuant to the commercial sale of Product by either Party; or,
(e)	is required to be disclosed by law.

2.	This Agreement and its terms and conditions, including Attachment B, are confidential and shall not be disclosed to any third parties, unless required by law or authorized in writing by the Parties.

3.	The obligations set forth in this Section VIII. shall survive the expiration or termination of this Agreement.

IX.           Indemnity and Insurance

1.
DuPont agrees to release, defend, hold harmless and indemnify Licensee from any and all claims, liabilities, costs and expenses, including but not limited to reasonable attorney fees, that may arise from DuPont's failure to supply Fabric that conforms to DuPont’s Specifications for Fabric.

2.
Licensee agrees to release, defend, hold harmless and indemnify DuPont from any and all claims, liabilities, costs and expenses, including but not limited to reasonable attorney fees, that may arise from the Licensee’s acts or omissions relating to or arising from design, testing, manufacture, sale, use, display, advertising or promotion of Garments made of Fabric.

3.
Licensee agrees to obtain and maintain commercial general liability insurance (including contractual liability coverage) on an occurrence based policy form (Form CG 2010) in the minimum amount of $5,000,000 to cover Licensee's obligations under this Agreement including, but not limited to, the indemnity.  DuPont shall be named as an additional insured on such insurance.  Certificates of insurance in a form reasonably acceptable to DuPont evidencing the insurance coverage so required shall be sent to DuPont, at the address set forth below, prior to the Effective Date of this Agreement.   Failure to maintain such coverage,  to provide notice necessary to trigger or preserve the right to coverage under the policy or failure to provide DuPont with evidence of such coverage shall constitute good cause for the immediate termination of this Agreement by DuPont. Such certificates shall provide that the insurer will give DuPont not less than thirty (30) days advance notice of any change in or cancellation of coverage.

4.
In the event either, or both, of the Parties to this Agreement are engaged in litigation with a third party over the subject matter of this Agreement, the Parties hereto agree to fully cooperate with each other in the defense of such action and will seek the cooperation of any insurance company that may have an interest in the litigation.

5.	The obligations set forth in this Section IX. shall survive the expiration or termination of this Agreement.

X.            General

1.
It is understood and agreed that DuPont has no right to provide any marketing instructions to Licensee, or to exercise any control over Licensee’s pricing or method of operation of its business.  Licensee is free to market Licensee’s Garments and to conduct Licensee’s business as Licensee sees fit.

2.
In the event of litigation, the Parties agree that the Courts of the State of Delaware shall have exclusive jurisdiction over any claim or action to be commenced by either Party against the other arising out of the performance, or relating to the subject of this Agreement.  Licensee hereby consents to personal jurisdiction in the Courts of Delaware for purposes of any interpretation, enforcement or legal action concerning this Agreement.  This Agreement shall be construed in accordance with the laws of the State of Delaware without giving effect to choice of law or conflict principles of any other jurisdiction.

3.
The Parties’ legal obligations under this Agreement are to be determined from the precise and literal language of this Agreement and not from the imposition of state laws attempting to impose additional duties that were not the express basis of the bargain at the time this Agreement was made.

4.
The Parties are sophisticated businesses with legal counsel to review the terms of this Agreement and the Parties represent that they have fully read this Agreement, understand its unambiguous terms and intend to be legally bound hereby.

5.
Licensee acknowledges that Attachments B, D, and F are confidential DuPont information.  In the course of performing this Agreement, DuPont may disclose other confidential DuPont information, either in writing or orally, and so indicate to Licensee.  All such confidential information shall remain the property of DuPont.

6.
Nothing in this License Agreement shall be construed to grant Licensee any rights or license to any DuPont trademark, trade name, certification mark, or product other than as specified herein.  No rights are granted to Licensee with respect to any patents or patent rights.

7.	A telegram or letter (first class, overnight registered U.S. mail or faxed) sent to the other Party at the address stated below shall constitute written notice under this License.

8.
The failure of the Parties to insist upon the performance of any provision of this Agreement or to exercise any right or privilege thereunder shall not be construed as a waiver of any right arising under this Agreement and all provisions shall remain in full force and effect.

9.
No liability shall result from delay in performance or non performance directly or indirectly caused by circumstances beyond the control of the Party affected, including, but not limited to, acts of God, fire, explosion, flood, war, act of or authorized by any Government, accident, equipment failure, labor dispute or shortage, or inability to obtain material, equipment and transportation.  Quantities so affected shall be eliminated by DuPont from the Agreement without liability, but the Agreement shall remain otherwise unaffected.  DuPont shall have no obligation to purchase supplies of fabric it would otherwise make to enable it to perform this Agreement.

10.
All understandings, representations, warranties, and agreements, if any, heretofore existing between DuPont and Licensee regarding the subject matter hereof are merged into this License, including the Attachments hereto, which fully and completely express the entire understanding of the parties with respect to their relationship.  The Parties have entered into this License freely, intelligently, and voluntarily after adequate investigation, with neither Party relying upon any statement or representation not contained in this License or the Attachments hereto.  This Agreement may be amended only by a written document signed by authorized representatives of both Parties.

11.
If any provision of this Agreement is held to be invalid or unenforceable, all other provisions will continue in full force and effect, and the Parties will substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.

12.	DuPont shall have no liability of any kind or nature whatsoever (including without limitation, indirect, consequential, special, incidental or punitive damages) to Licensee for:

a.           Termination or expiration of this Agreement according to its terms.

b.           Communications from DuPont with past, present, or prospective customers of Licensee when such communications pertain to the termination or non-renewal of this Agreement (including without limitation, communications identifying any new Licensee or supplier).

In witness whereof, the Parties have signed this License in duplicate by their duly authorized representatives on the dates set forth below.

LICENSOR			LICENSEE

E. I. du Pont de Nemours and Company			Lakeland Industries Inc.
Wilmington, Delaware, U.S.A.			Ronkonkoma, New York, U.S.A.

By:	Gisella Rutz Arthur	By:	Christopher J. Ryan
	Printed Name		Printed Name

	Corporate Trademark Counsel		President
	Printed Title		PrintedTitle

Date: June 6, 2009			Effective Date: June 6, 2009

Acknowledged by:
DuPont Personal Protection

Name:
Title:

ATTACHMENTS

A
The Trademarks

B
The Products – technical and quality specifications

C
Sample Garment Labels

D
Advertising Cooperative Program

E
DuPont Standard Terms & Conditions of Sale

F
Pricing Schedule & Performance Incentive Programs

ATTACHMENT "A"

THE TRADEMARKS

ATTACHMENT "B"

PRODUCTS
TECHNICAL AND QUALITY SPECIFICATIONS

-         Technical & Quality Specifictions

-         Fabric Styles

-         Garment Styles

-         Measurement & Dimension Requirements

-         Labeling

-         Garment Fabrication

-         Dynamic Test

-         Garment Quality

-         Packaging

-         Garment Auditing

DUPONT CONFIDENTIAL INFORMATION

ATTACHMENT B 1

TRADEMARK LICENSING REQUIREMENTS FOR TYVEK®

I.	TECHNICAL SPECIFICATIONS

The objective of these specifications is to optimize the quality and performance of protective apparel manufactured out of DuPont Tyvek®

ALL PRODUCTS ON WHICH AND/OR IN CONNECTION WITH WHICH THE TRADEMARK IS USED SHALL STRICTLY COMPLY WITH ALL OF THE FOLLOWING TECHNICAL SPECIFICATIONS:

1.0	FABRIC STYLES

The Products on, or in connection with which the Trademark(s) is or will be used shall be made only from Tyvek® styles listed below

1422A, 1422R 1400T (tape)
Tyvek® FC
An other, as identified byDuPont to Licensee in writing

2.0	GARMENT SYTLES

DuPont and Licensee have agreed upon the following list of garments:

Style Description	Style Number	Style Description	Style Number
Coverall	1412, 1414, 1417, 1427, 1428	Apron	601
Lab Coats	1101	Sleeves	850
Shirts	1201	Shoe Covers	901, 904
Pants	301	Boot Covers	903, 905
Frock	1190	Hoods	701, 713, 802

3.0	MEASUREMENT AND DIMENSION REQUIREMENTS

The Products on, or in connection with which the Trademark is or will be used shall at all times comply with the current North American standardized sizes: ANSI 101-1996. (Attached)

4.0	LABELING

All Products falling under this Agreement shall be identified by inside and outside label mechanicals supplied by DuPont.  From time to time, at its sole discretion and on a case to case basis, DuPont may waive in writing the obligation to put on outside Label.  This shall be possible only when the actual end user of the Products, as well as the number of garments involved are known to DuPont

The nonwoven substrate must be identified by tradename (as indicated below) and fabric weight on the inside suit label.  Other information on the suit label should include manufacturer, manufacturing data and warnings against improper use, including the flammability warnings outlined in Attachment C.

The location for inside Label at the center back point as defined in section 5.5.  The location for outside Label is at left breast pocket, centered between the zipper and armhole

5.0	GARMENT FABRICATION

5.1
SEAMS:  Sewn seams shall have 6-8 stitches per inch.  The sewing techniques used shall be either three thread overlock serge or straight/chain stitch.  Welded seams shall be performed either by heat or ultrasonic welding.

5.2	THREAD: Zipper thread: 70/2 ultra polyester minimum
      Body Thread:  150 white polyester body

5.3	ZIPPER: Minimum length of 26 inch long from top stop to bottom stop

5.4	CUFFS: Per Licensee Styles listed in Section 2.0

5.5	LABEL: Sewn on the inside, center back seam, 1 inch, plus or minus 1 inch, below neck or on inside of zipper within 6 in. from collar.

5.6	ANKLE: Per Licensee Styles listed in Section 2.0

5.7	HOOD: Minimum 1/8 inch strip elastic on the facial opening

5.8	BODY: Per Licensee Styles listed in Section 2.0

5.9	SHOE COVERS: To be produced from Tyvek® FC fabric.

6.0	DYNAMIC TEST

Products shall be manufactured in a way to always pass the Dynamic Test described in the ANSI/ISEA Standard 101-1996.  Licensee shall regularly monitor Products with said Dynamic Test, carried out by 5 persons of different sizes, whose physical measurements shall correspond to the maximum as shown in the sizing chart in the ANSI/ISEA 1996 Standard.

7.0	GARMENT QUALITY

Product designs and assembly shall be such as to afford maximum protection to end users.  Licensee will use its best efforts to secure ISO 9002 registration.

Products shall be manufactured in a way, that their general appearance indicates good quality.  In particular, the following shall be given special consideration:

 - no holes in garments
 - all seams adequately sewn or welded
 - no hanging threads or elastic (>0.5 inch.)
 - zippers adequately sewn or welded
 - others as determined by customer contract and
    specified in Quality Manual

8.0  DUPONT PACKAGING SPECIFICATIONS

The sidewall of the carton will be labeled with a manufacturer's label.  This label will be between 4 to 6 inches square.  The product description on this label must include the Trademark.

9.0  GARMENT AUDITING

At any time during the life of this Agreement, DuPont shall obtain new garments from Licensee without charges to DuPont, as well as procure garment directly in the trade.  Such garments will be audited in respect to all the technical specifications described in Attachment B above.

In the event a garment does not comply with all said technical specifications, the Testing Facility will notify the Licensee and DuPont.  DuPont will in such case procure additional garments of same sizes and styles from the trade for retesting.

In the event garments obtained from the trade should fail three times in a row, DuPont may terminate this Agreement under Section VII.

Note:  Licensee will receive all test results in the case of garment failure, and will be shown any failed garments.

DUPONT CONFIDENTIAL INFORMATION

ATTACHMENT B2

TRADEMARK LICENSING REQUIREMENTS FOR DUPONT TYCHEM®

1.0  TECHNICAL SPECIFICATIONS

The objective of these specifications is to optimize the quality and performance of protective apparel manufactured out of DuPont Tychem®  fabrics.

ALL PRODUCTS ON WHICH AND/OR IN CONNECTION WITH WHICH THE TRADEMARK IS USED SHALL STRICTLY COMPLY WITH ALL OF THE FOLLOWING TECHNICAL SPECIFICATIONS:

FABRIC STYLES

The Products on, or in connection with which the Trademark is or will be used shall be made only from Tychem® styles listed below:

-     Tychem® TK
-     Tychem® BR
-     Tychem® LV
-     Tychem® F
-     Tychem® SL
-     Tychem® QC
-     Tychem® Sealing Tape

 2.0 GARMENT STYLES

The garment styles could vary with the offerings; i.e., front entrance, back entrance, and overcovers for NFPA 1991.

3.0  GARMENT COMPLIANCE

The Products in, or in connection with which the Trademark is or will be used shall at all times comply with OSHA 29 CFR 1910.120 for protection against hazardous contaminants and total encapsulation chemical protective suit,  NFPA 1991/Level A requirements are optional.

4.0  GARMENT SIZING/DIMENSION REQUIREMENTS

For encapsulated suit designs, the suit will be designed to accommodate use of the following inside the suits:

- self contained breathing apparatus
- hard hat or firemen’s helmet
- two-way radio communications

Spacious sleeve-design must allow wearer to have access to SCBA control by pulling arm from sleeve while still in suit.

The garment must meet ASTM F1154-88:  Qualitatively Evaluating the Comfort, Fit, Function, and Integrity of Chemical Protective Suit Ensembles.

5.0  GARMENT CONSTRUCTION/FABRICATION

5.1                 Seams
All seams shall be stitched and sealed with a compatible barrier tape film.

5.2                 Zipper
The zipper shall be gas tight.

5.3                 Faceshield
The face-shield will be large enough to provide maximum visibility. The suit shall contain an anti-fog wipe for use on the inside of the shield.

5.4                 Gloves
The glove attachment shall consist of an arrangement to form a gas tight seal.  Multilayers (silver shield and Butyl, Viton) gloves to provide maximum chemical protection, must be accommodated in the garment design.

5.5                 Boot Covers
The suit will have attached boot covers with splash-guard to fit over industrial or fire boots.

5.6                 Intake Valve
The suit design will provide a sealed air tube inlet to accommodate use of an external air-line when requested by customers.

5.7                 Exhaust Valve
The suit design will provide an air pressure release valve.  Exhaust valves will be located on opposite sides of the garment to minimize risk of blockage.

6.0  LABELING

All Products falling under this Agreement shall be identified by an outside label supplied by DuPont

*Locations for inside Label:  Size and information label shall be attached inside the garment in a visually prominent area.  Inside label to include Tychem® Trademark.

*Location for outside Label:  At left breast pocket 6 inches from the center of the zipper and 8 inches from the shoulder seam.

From time to time, at its sole discretion and on a case to case basis, DuPont may waive in writing the obligation to put on outside Label.  This shall be possible only when the actual end user of the Products, as well as the number of garments involved are known to DuPont.

7.0  GARMENT AUDITING

At any time during the life of this Agreement, DuPont shall obtain new garments from Licensee, as well as procure garment directly in the trade.  Such garments will be audited in respect to all the technical applications described in Attachment B.

8.0  DUPONT PACKAGING SPECIFICATIONS

The basic packaging is to consist of a single wall craft carton with a 175 lb. burst strength rating.  Basic dimensions are approximately 15” length, 10.5 width, and 8” height depending on the garment style.  The Licensee may modify the carton dimensions to accommodate the various garments.

The sidewall of the carton will be labeled with a manufacturer’s label.  This label will be between 4 to 6 inches square.  The product description on this label must include the Tychem® trade name.

ATTACHMENT C

SAMPLE GARMENT LABELS
OUTSIDE LABEL MECHANICALS SUPPLIED BY DUPONT

INSIDE LABEL FORMAT FOR TYVEK®

The fabric in this garment is made of  DuPont Tyvek® spunbonded olefin.

WARNING! It is the user's responsibility to read and understand all provided warning, proper  usage, and care information.

Tyvek® fabrics are not flame resistant or flame retardant, will melt, can create static electricity and should not be used around heat, open flame, sparks or in a potentially flammable or explosive environments.  This garment and/or fabric is NOT SUITABLE for use with some chemical and hazardous agents.  Contact your employer or the Manufacturer (1-800-645-9291) on specific chemicals or agents.

It is the user's responsibility to determine the level of risk and the proper personal protection equipment needed because conditions of use are outside of our control.   DUPONT AND THE LICENSED GARMENT MANUFACTURER make no warranties, expressed or implied, and assume no liability as to the performance of this product for a particular use.

INSIDE LABEL FORMAT FOR TYCHEM®

The fabric in this garment is made of  DuPont Tychem® fabric.

WARNING ! It is the user’s responsibility to read and understand all provided warning, proper usage, and care information.

Tychem®  fabrics are not flame resistant or flame retardant, will melt, can create static electricity and should not be used around heat, open flame, sparks or in a potentially flammable or explosive environments.  This garment and/or fabric is NOT SUITABLE for use with some chemical and hazardous agents.  Contact your employer or the Manufacturer (1-800-645-9291) on specific chemicals or agents.

It is the user's responsibility to determine the level of risk and the proper personal protection equipment needed because conditions of use are outside of our control.   DUPONT AND THE LICENSED GARMENT MANUFACTURER make no warranties, expressed or implied, and assume no liability as to the performance of this product for a particular use.

ATTACHMENT D

COOPERATIVE ADVERTISING PROGRAM

Cooperative Advertising Program

All Claims must be received no later than 2/15/2009 for year 2008 co-op reimbursements. The maximum annual co-op amount is based on: 1% of the Licensee’s previous calendar year purchases ofDuPont’s Non-Woven products.

CATEGORIES	Date of Activity	Total Invoices	Co-op Allotment	Amount of Reimbursement

I. Advertising

Catalogs			*
Direct Mail, Newsletter			*
Newspaper and Flyers			*
Magazines and Trade			*
Publications			*

II. Promotions

Trade Show Exhibits			*
Open House Programs			*

III. Educational Meetings

National, Regional or Local			*
Distributor Sales Meetings

IV. Manufacturing

Printing Costs (inside labels)			*
Printing Costs (outside labels)			*

*[Redacted]

'Confidential Treatment Requested'

ATTACHMENT E

CONDITIONS OF SALE

STANDARD CONDITIONS OF SALE

1.
Seller warrants only that (a) any products or services provided hereunder meet Seller's standard specifications for the same or such other specifications as may have been expressly agreed to herein; (b) the sale of any products or services provided hereunder will not infringe the claims of any validly issued United States patent covering such product or service itself, but does not warrant against infringement by reason of (i) the use of any information provided, (ii) the use of any product or service in combination with other products, services, or information or in the operation of any process, or (iii) the compliance by Seller with any specifications provided to Seller by Buyer; and (c) all products provided hereunder were produced in compliance with the requirements of the Fair Labor standards Act of 1938, as amended. WITH RESPECT TO ANY PRODUCTS, SERVICES, OR INFORMATION PROVIDED TO BUYER, SELLER MAKES NO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER EXPRESS OR IMPLIED WARRANTY. Buyer assumes all risk and liability resulting from use of the products, services, or information delivered hereunder, whether used singly or in combination with other products, services, or information.

2.
IN NO EVENT WILL SELLER'S AGGREGATE LIABILITY TO BUYER FOR ALL DAMAGES ARISING FROM ANY AND ALL CLAIMS RELATED TO THE BREACH OF THIS AGREEMENT, NONDELIVERY, OR THE PROVISION OF ANY PRODUCT, SERVICE, OR INFORMATION COVERED BY THIS AGREEMENT, REGARDLESS OF WHETHER THE FORM OF ACTION IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, STATUTE, OR OTHERWISE, EXCEED THE TOTAL PRICE PAID BY BUYER TO SELLER FOR THE PRODUCTS, SERVICES, OR INFORMATION IN RESPECT OF WHICH DAMAGES ARE CLAIMED. NO CLAIM SHALL BE ALLOWED FOR PRODUCT THAT HAS BEEN PROCESSED IN ANY MANNER. FAILURE TO GIVE NOTICE OF A CLAIM WITHIN NINETY (90) DAYS FROM DATE OF DELIVERY, OR THE DATE FIXED FOR DELIVERY (IN CASE OF NONDELIVERY) SHALL CONSTITUTE A WAIVER BY BUYER OF ALL CLAIMS IN RESPECT OF SUCH PRODUCTS, SERVICES, OR INFORMATION. PRODUCTS SHALL NOT BE RETURNED TO SELLER WITHOUT SELLER'S PRIOR WRITTEN PERMISSION. NO CHARGE OR EXPENSE INCIDENT TO ANY CLAIMS WILL BE ALLOWED UNLESS APPROVED BY AN AUTHORIZED REPRESENTATIVE OF SELLER. IN ADDITION, AND TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY CLAIM TO INDIRECT, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR MULTIPLIED DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROVISION OF ANY PRODUCT, SERVICE, OR INFORMATION. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES WAIVE AND AGREE NOT TO ASSERT NON-CONTRACTUAL CLAIMS ARISING UNDER STATE LAW RELATING TO THIS AGREEMENT OR THE PROVISION OF ANY PRODUCT, SERVICE, OR INFORMATION COVERED BY THIS AGREEMENT, AND THIS AGREEMENT SHALL BE DEEMED TO INCLUDE SUCH LANGUAGE AS MAY BE REQUIRED TO EFFECT SUCH WAIVER. WAIVER BY EITHER PARTY OF ANY DEFAULT BY THE OTHER HEREUNDER SHALL NOT BE DEEMED A WAIVER BY SUCH PARTY OF ANY DEFAULT BY THE OTHER WHICH MAY THEREAFTER OCCUR.

3.
No liability shall result from delay in performance or nonperformance, directly or indirectly caused by circumstances beyond the control of the party affected, including, but not limited to, act of God, fire, explosion, flood, war, act of or authorized by any Government, accident, labor trouble or shortage, pandemic, inability to obtain material, equipment or transportation, failure to obtain or hardship in obtaining reasonably priced supplies of materials, or failure of usual transportation mode. Quantities so affected may be eliminated from the agreement without liability, but the agreement shall remain otherwise unaffected. Seller shall have no obligation to purchase supplies of the product specified herein to enable it to perform this Agreement.

4.
If for any reason including but not limited to Force Majeure Seller is unable to supply the total demand for products specified herein, Seller may distribute its available supply among any or all purchasers, as well as departments and divisions of Seller, on such basis as it may deem fair and practical, without liability for any failure of performance which may result therefrom.

5.
Seller may furnish such technical assistance and information as it has available with respect to the use of the products or services covered by this Agreement. Unless otherwise agreed in writing, all such information will be provided gratis. Buyer agrees to evaluate such information, to make an independent decision regarding the suitability of such information, products and services for Buyer's application, and only use such products, services and information pursuant to then current good product stewardship principles and all regulatory requirements applicable to Buyer's business.

6.
Buyer acknowledges that it has received and is familiar with Seller's labeling and literature concerning the products and its properties. Buyer will forward such information to its employees, contractors and customers who may distribute, handle, process, sell or use such products, and advise such parties to familiarize themselves with such information. Buyer agrees that products sold hereunder will not knowingly be resold or given in sample form to persons using or proposing to use the products for purposes contrary to recommendations given by Seller or prohibited by law, but will be sold or given as samples only to persons who can handle, use and dispose of the products safely. Unless agreed to by Seller in a written agreement covering such use, in no event shall Buyer use products or resell products for use in the manufacture of any implanted medical device. Buyer agrees that export of any product, service or information provided hereunder shall be in accordance with applicable Export Administration Regulations.

7.
Except as may be contained in a separate trademark license, the sale of product (even if accompanied by documents using a trademark or trade name of Seller) does not convey a license, express or implied, to use any trademark or trade name of Seller, and Buyer shall not use any trademark or trade name of Seller in the conduct of its business without Seller's prior written consent.

8.
The Buyer shall reimburse the Seller for all taxes (excluding income taxes) excises or other charges which the Seller may be required to pay to any Government (National, State or Local) upon the sale, production or transportation of the products, services, or information sold hereunder.

9.
In the event Buyer fails to fulfill Seller's terms of payment, or in case Seller shall have any doubt any time as to Buyer's financial responsibility, Seller may decline to make further deliveries except upon receipt of cash or satisfactory security.

10.
This agreement is not assignable or transferable by Buyer, in whole or in part, except with the prior written consent of Seller. Seller reserves the right to sell, assign, or otherwise transfer its right to receive payment under this agreement.

11.
Dispute Resolution and Arbitration - Buyer and Seller agree to arbitrate all disputes, claims or controversies whether based on contract, tort, statute, or any other legal or equitable theory, arising out of or relating to (a) this Agreement or the relationship which results from this Agreement, (b) the breach, termination or validity of this Agreement, (c) the purchase or supply of any product, service, or information provided by Seller, (d) events leading up to the formation of Buyer's and Seller's relationship, and (e) any issue related to the creation of this Agreement or its scope, including the scope and validity of this paragraph. The parties shall before and as a condition to proceeding to arbitration attempt in good faith to resolve any such claim or controversy by mediation under the International Institute for Conflict Prevention & Resolution ("CPR") Mediation Procedure then currently in effect. Unless the parties agree otherwise, the mediator will be selected from the CPR Panels of Distinguished Neutrals. Any such claim or controversy which remains unresolved 60 days after the appointment of a mediator or 60 days after good faith efforts by either party to proceed to mediation shall be finally resolved by binding arbitration in accordance with the CPR Rules for Non-Administered Arbitration then currently in effect by three independent and impartial arbitrators, none of whom shall be appointed by either party. This Agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16, to the exclusion of any state laws inconsistent therewith. Such arbitration shall be conducted in a city to be chosen by the arbitrators which is not the principal place of business of either party, and the arbitrators and the parties shall conduct such arbitration in accordance with such procedures as may be necessary to permit use of the then current CPR Arbitration Appeal Procedure. Any judgment upon the award rendered by the arbitrator(s) may be entered by any court having jurisdiction thereof. In the event that either party wishes to appeal an award, the parties shall follow the then current CPR Arbitration Appeal Procedure. Buyer and Seller agree not to file or join any class action or class arbitration, seek or consent to class relief, or seek or consent to the consolidation or joinder of its claims with those of any third party. If any clause within this Arbitration Provision (other than the agreement regarding the conduct of the arbitration in the preceding sentence) is found to be illegal or unenforceable, that clause will be severed from this Arbitration Provision, and the remainder of the Arbitration Provision will be given full force and effect. If such agreement regarding the conduct of the arbitration is found to be illegal or unenforceable and if the arbitrators permit a class arbitration or consolidated or joined matter to proceed, this entire Arbitration Provision will be unenforceable, and the dispute may be decided by a court. The obligations set forth in this paragraph shall survive the termination or expiration of this Agreement.

12.
In addition to these Standard Conditions of Sale, any Special Conditions of Sale set forth on this invoice or in the current price list for the products or services sold hereunder shall apply and are incorporated by reference. Unless otherwise specified therein, title, liability for and risk of loss to Product sold hereunder passes to Buyer upon loading for shipment at Seller's producing location.

13.
This Agreement shall be construed and governed by Delaware law, without regard to any applicable conflicts of law provisions, and the terms of the UCC, rather than the United Nations Convention on Contracts for the International Sale of Goods, shall apply.

14.
Except as expressly provided in any other term or condition of this Agreement, any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

15.
This Agreement supersedes all prior agreements, representations and understandings between the parties (whether written or oral) with respect to its subject matter and constitutes (along with the exhibits and schedules attached hereto) a complete and exclusive statement of the terms of the agreement between the parties with respect to the provision of products or services hereunder. Not by way of limitation of the unqualified nature of the foregoing, Buyer acknowledges, agrees and represents that it is not relying upon, and it has not been induced by, any representation, warranty, statement made by, or other information provided by Seller in connection with its decision to purchase or use any product, service, information or technology, other than the representations and warranties Seller as and only to the extent expressly provided in this Agreement. No modification of this Agreement shall be binding upon Seller unless separately contracted in writing and executed by a duly authorized representative of Seller. No modification shall be effected by the acknowledgment or acceptance of purchase order forms stipulating different conditions. Unless Buyer shall notify Seller in writing to the contrary as soon as practicable after receipt of this invoice by Buyer, Buyer shall be deemed to have accepted the terms and conditions hereof and, in the absence of such notification, Buyer's acceptance or use of the products, services, information or technology shall be equivalent to Buyer's assent to the terms and conditions hereof.

ATTACHMENT F

PRICING & PERFORMANCE INCENTIVE PROGRAMS

PRICE LIST – TYVEK®  AND TYCHEM®
PROTECTIVE APPAREL FABRICS FROM DUPONT

Account:    Lakeland Industries, Inc.

Effective February 15, 2009

Roll goods prices per the effective date above and subject to change upon prior written notice		DOMESTIC (N.A.) CONSUMPTION
STYLE	PRICE $/YD2	PRICE $/Lin yd	PRICE $/Roll

Tyvek®

1422A&R (28” & 39” O.D.)	*	*
1422A (21.5” O.D.) 17.25 inch wide	*	*
1422A (21.5” O.D.)	*	*
1422R (21.5” O.D.)	*	*
1622E	*	*
TYVEK FC (Width 59.75”)	*	*

Tychem®

QCY (Yellow)	*	*
QCG (Gray)	*	*
QCWH (White)	*	*
SL* White (Width 59.5”)	*	*
SL* Gray (Width 59.5”)	*	*
F* Gray (Width 60”)	*	*
BR* (Width 60”)	*	*
LV* (Width 60”)	*	*
TK* (Width 60”)	*	*

Tape
Tyvek®	*
Tychem® Tape 09			*

*[Redacted]

'Confidential Treatment Requested'

2009 Tyvek® Fabric Growth Incentive Program

By this agreement, E. I. duPont de Nemours and Company, DuPont Personal Protection (DuPont) is offering Lakeland Industries Inc. (Lakeland) a 2009 Growth Incentive Program.  The purpose of the program is to encourage additional sales of DuPont Tyvek® products by further penetration into the worker protection market.  DuPont Products covered by this program include all styles of Tyvek® fabric – 1422A, 1422R, 1400T and Tyvek® FC.

The program includes the following elements:

• The table below outlines the Tyvek® fabric growth incentive target volumes by DuPont fiscal quarter for 2009.  DuPont fiscal quarters end March 30, June 29, September 29 and December 30.

• DuPont will pay Lakeland a % rebate on all Tyvek® fabric purchases in any calendar quarter where Lakeland purchases meet or exceed the quarterly growth incentive target volumes.  This rebate is in addition to the co-op advertising rebate program contained in the DuPont Garment Manufacturer & Seller License Agreement and any discounts from payment terms negotiated between DuPont and Lakeland.

Tyvek® Targets	Q1	Q2	Q3	Q4	2009
Ln Yds $ (Millions)	*	*	*	*	*
Ln Yds (Millins)	*	*	*	*	*
Rebate	Q1	Q2	Q3	Q4	2008
*	*	*	*	*	*
CO-OP					2008
____% of 2008 Purchases					*

Terms applicable to this Program include the following:

1. The program covers the calendar year 2009 only.  All rebates earned by Lakeland during 2009 will be processed by DuPont no later than sixty (60) days after December 31, 2009.  The rebates will be received in the form of a credit memo.

2. Lakeland agrees to comply with all terms of this agreement and all DuPont terms and conditions of sale regarding sales of products including payment within agreed upon terms of payment.

3. DuPont will provide written notice of any modification of the Program and if a modification is unacceptable, Lakeland may withdraw from the program.  Lakeland may withdraw from participation in the program at any time upon notice to DuPont.  Lakeland remains eligible to receive any rebates earned through the date of withdrawal by Lakeland subject to other terms of this Agreement.

4. Lakeland agrees to comply with DuPont rules for trademark usage.

5. This agreement contains the entire understanding between the parties and supersedes any and all prior agreements, representations, warranties, and agreements between the parties relating to the subject matter.  The parties agree there are no representations, oral or written, that are not merged in this agreement and the parties acknowledge they have entered into this Agreement freely, intelligently, and voluntarily after adequate investigation and have not executed or authorized the execution of this instrument in reliance upon any agreement, understanding, condition, warranty or representation not contained in this agreement.  This agreement shall not be amended or modified orally, or by usage of trade or course of dealing and no amendment or modification shall be of any force or effect unless contained in writing signed by both parties which expressly refers to modification or amendment of this Agreement.

6. This Agreement may be executed in any number of counterparts, each of which shall be original, but all of which together shall constitute one and the same instrument.

*[Redacted]
'Confidential Treatment Requested'